                                  ARTICLES OF MERGER

                                          OF

                    HORIZON PHARMACIES, INC., A TEXAS CORPORATION

                                         AND

                   HORIZON PHARMACIES, INC., A DELAWARE CORPORATION

                      -----------------------------------------

                              Under Article 5.04 of the
                            Texas Business Corporation Act

                      -----------------------------------------


     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger.

     An Agreement and Plan of Merger (the "Merger Agreement") have been adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing for the merger (the "Merger") of HORIZON Pharmacies, Inc., a Texas corporation ("HORIZON-TX"), and HORIZON Pharmacies, Inc., a Delaware corporation ("HORIZON-DE"), and, resulting in HORIZON-DE being the surviving corporation. A copy of the Merger Agreement is attached hereto as Exhibit "A".

     1. The names of the corporations participating in the Merger and the states under the laws of which they are organized are as follows:

               NAME OF CORPORATION                     STATE
               -------------------                     -----
               HORIZON Pharmacies, Inc.                Texas
               HORIZON Pharmacies, Inc.                Delaware

     2. The Merger Agreement was duly approved by the shareholders of each corporation as forth below.

     3. As to each of the undersigned corporations, the number of shares of common stock outstanding are as follows:

                                                   Number of Shares of
                Name of Corporation                Common Stock Outstanding
                -------------------                ------------------------
                HORIZON-TX                                   4,515,165
                HORIZON-DE                                      100

     4. As to each of the undersigned corporations the total number of shares of common stock voted for and against the Merger Agreement, respectively, are as follows:

                 NAME OF CORPORATION    SHARES VOTED FOR   SHARES VOTED AGAINST
                 -------------------    ----------------   --------------------
                 HORIZON-TX                3,158,730              211,468
                 HORIZON-DE                   100                   -0-

     5. As to each corporation that is a party to the Merger Agreement, the approval of the Merger Agreement and performance of its terms were duly authorized by all action required by the laws under which it was incorporated or organized and by its constituent documents.

     6. The surviving corporation will be responsible for the payment of all fees and franchise taxes of the merged corporations and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

     7. The Merger will be effective upon the filing of (a) these Articles of Merger with the Secretary of State of the State of Texas; and (b) a Certificate of Merger in accordance with Section 252 of the Delaware General Corporation Law.

     Dated June 30, 1998.
                                     HORIZON PHARMACIES, INC.,
                                     A TEXAS CORPORATION


                                     By:
                                        --------------------------------------
                                          Ricky D. McCord, Chairman, President
                                          and Chief Operating Officer

                                     HORIZON PHARMACIES, INC.,
                                     A DELAWARE CORPORATION


                                     By:
                                        --------------------------------------
                                          Ricky D. McCord, Chairman, President
                                          and Chief Operating Officer